                                                                EXHIBIT 10.28(g)

                               AMENDMENT NO. 1 TO
                   MINI-MED/DENTAL BENEFIT EXTENSION AGREEMENT

         THIS AMENDMENT NO. 1 TO MINI-MED/DENTAL BENEFIT EXTENSION AGREEMENT (the "Amendment") is made and entered into this 14th day of August, 2001, by and between Atmos Energy Corporation, a Texas and Virginia corporation (the "Company"), and CHARLES K. VAUGHAN ("Mr. Vaughan").

         WHEREAS, the Company and Mr. Vaughan entered into that certain Mini-Med/Dental Benefit Extension Agreement dated October 1, 1994, (the "Agreement"); and

         WHEREAS, the Company and Consultant desire to amend the Agreement as set forth below to provide for an extension of the benefits under the Agreement to Mr. Vaughan and his eligible dependents for his and his surviving spouse's lifetimes.

         NOW THEREFORE, for and in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

         1. Benefits Provided to Mr. Vaughan's Surviving Spouse. Section 2 of the Agreement shall be amended and restated in its entirety to read as follows:

                  If Mr. Vaughan dies prior to reaching age 65 and leaves a surviving spouse, said spouse shall, for the remainder of her life, be entitled to the benefits being provided to Mr. Vaughan under Section 1 hereof, as if Mr. Vaughan had not died.

         2. Term of the Agreement. Section 3 of the Agreement shall be amended and restated in its entirety to read as follows:

                  The term of this Agreement shall commence on the Effective Date and shall end on the date Mr. Vaughan dies. Notwithstanding the foregoing provision of this Section 3, as provided in Section 2, in the event Mr. Vaughan leaves a surviving spouse at the time of his death, the term of this Agreement shall not end until the date such surviving spouse dies.

         3. No Other Amendment. Except as expressly amended hereby, all of the other terms, provisions, and conditions of the Agreement are hereby ratified and confirmed and shall remain unchanged and in full force and effect. To the extent any terms or provisions of this Amendment conflict with those of the Agreement, the terms and provisions of the Agreement shall control. This Amendment shall be deemed a part of, and is hereby incorporated into the Agreement. The Agreement and any and all other documents heretofore, now, or hereafter executed and delivered pursuant to the terms of the Agreement are hereby amended so that any reference to the Agreement shall mean a reference to the Agreement as amended hereby.

         4. Governing Law. This Amendment shall be governed by, and construed in accordance with, the laws of the State of Texas.

         5. Counterparts. This Amendment may be executed in counterparts, each of which will be an original, but all of which together will constitute one and the same agreement.

         IN WITNESS WHEREOF, the parties hereto have executed this Amendment effective as of the date and year first above written.

                                                COMPANY

                                                ATMOS ENERGY CORPORATION


                                                By: /s/ ROBERT W. BEST
                                                    ---------------------------
                                                    Robert W. Best
                                                    Chairman, President and
                                                    Chief Executive Officer


                                                    /s/ CHARLES K. VAUGHAN
                                                    ---------------------------
                                                    CHARLES K. VAUGHAN